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                                                                   Exhibit 23(b)

                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas  75206


                                  July 8, 1997



Enron Corp.
1400 Smith Street
Houston, Texas  77002

        In connection with Post-Effective Amendment No. 1 to Registration Statement No. 33-60417 on Form S-3 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about July 9, 1997, by Enron Corp., DeGolyer and MacNaughton hereby consents to the incorporation in said Registration Statement of the references to our firm and to the opinions delivered to Enron Oil & Gas Company (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 13, 1995, January 22, 1996, and January 17, 1997, for estimates, as of January 1, 1995, December 31, 1995, and December 31, 1996, respectively. The opinions are referred to in the section "Oil and Gas Exploration and Production Properties and Reserves - Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, and in Note 19 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1996. DeGolyer and MacNaughton also consents to the incorporation by reference in the Registration Statement of its letter report, dated January 17, 1997, addressed to the Company, which is included as Exhibit 23.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996. DeGolyer and MacNaughton also consent to the references to us in the section "Experts" in the Prospectus that is a part of the Registration Statement.

                                        Very truly yours,



                                        DeGOLYER and MacNAUGHTON